Exhibit 99.2

Next, Inc.

September 13, 2004

Choice International, Inc.

1950 Bush River Road

Columbia, SC 29210

Attn: Mark Scyphers

Gentlemen:

This letter will set forth the terms and conditions upon which a wholly owned subsidiary (“Purchaser”) of Next, Inc. (“Next”) will acquire certain inventory, equipment, intangibles and contract rights (the “Purchased Assets”) of Choice International, Inc. (the “Company”), free and clear of all liens, charges or encumbrances (the “Transaction”).

1. Purchase of Assets.

(a) The Purchased Assets shall include the Company’s:

(i) inventory (to be identified in the Definitive Agreement, as hereinafter defined);

(ii) office equipment (to be identified in the Definitive Agreement);

(iii) trademarks, trade names (including the name “Choice Apparel”), customer lists, books and records utilized by the Company in its “private label” business; and

(iv) the Company’s vendor contract with American Unitec (the “American Unitec Contract”).

(b) Neither Purchaser nor Next will assume, or be liable for, any obligation or liabilities of the Company.

2. Purchase Price.

(a) The Purchase Price for Purchased Assets listed in Section l(a)(i)- l(a)(iii) shall be paid in cash at Closing in an amount to be determined following an inventory of such assets.

(b) As consideration for the assignment of the American Unitec Contract, Purchaser, at Closing, will cause the issuance to Company of 100,000 shares of Next common stock.

(c) As additional consideration, Purchaser will cause the issuance to Company of Next common stock in accordance with the following formula:

(i) in each of the three (3) fiscal years following the Closing, the dollar amount of pretax margin on Purchaser’s private label business acquired from Company shall be multiplied by a percentage which is equal to the pretax margin on such private label business, expressed as a percentage, minus 5.5%. The result of such multiplication shall be divided by the average closing price of Next common stock for the five (5) trading days prior to closing in order to fix the number of Next shares to be issued;

(ii) no shares shall be issued in the event that Purchaser’s private label revenues are less than $3 million and the maximum number of shares of Next common stock to be issued under Section 2(c) shall not exceed 450,000; and

(iii) The Next shares to be issued under Section 2(c) shall not be registered and shall be “restricted securities”.

3. Employment Agreements. At Closing, Purchaser will enter into Employment Agreements with Mark Scyphers and Bill Steele providing a three (3) year term with annual salary of $110,000 and standard executive benefits.

4. Conditions. Purchaser’s obligation to complete the Transaction is subject to satisfaction of the following conditions:

(a) Satisfactory completion of due diligence with respect to the Company;

(b) Obtaining satisfactory financing;

(c) Consent to the assignment to Purchaser of the American Unitec Contract, having a minimum term of three (3) years; and

(d) Development of a mutually agreeable budget for Purchaser’s operation of the private label business to be acquired from Company.

5. Conduct of Business. During the pendency of this agreement, the Company will conduct its business in the ordinary course, unless Purchaser and Next agree otherwise to any deviation from standard practices. Company will provide Purchaser and Next with monthly financial statements and other relevant information through the Closing date.

6. Definitive Agreement. The parties agree that they will work together in good faith to negotiate, prepare and execute a definitive agreement (the “Definitive Agreement”)

relative to the Transaction described in this letter. Upon execution by the parties, the Definitive Agreement shall supersede this letter.

7. Term/Exclusivity. This letter shall remain in force for a period of one hundred twenty (120) days from the date hereof. During such period, neither you nor the Company will solicit, negotiate, act upon or entertain in any way an offer from any other person or entity to purchase or acquire the business, securities or material assets of the Company (other than sales of inventory in the ordinary course of business) or furnish any information to any other person or entity in that regard.

8. Access. From and after the execution of this letter, Company will permit Next and its accountants, legal counsel, lenders and other representatives and agents (collectively the “Agents”) full access, at reasonable times during normal business hours, to the business operations, facilities, books and records and personnel of Company and will furnish to Next and/or such Agents all information concerning such business operations, facilities, books, records and personnel of Company for the purpose of making such accounting, financial, business, legal and audit investigations or examinations deemed reasonable or desirable by Next and/or by such Agents.

9. Confidentiality. Each of the parties will hold all information heretofore or hereafter obtained from the other or their representatives and agents in strict confidence and will use the information so obtained only for the purpose of evaluating the purchase and sale contemplated herein; provided, however, that the parties may share such information with their attorneys, accountants and potential sources of financing. If the Transaction is not consummated, each party will promptly return to the other party, all such information belonging to such other party, and all copies thereof. Both parties will maintain in strict confidence the existence of this letter and the terms hereof.

10. Publicity. Any publicity relating to the Transaction contemplated in this letter and both parties must approve the method of its release hereto.

11. No Conflict. You and the Company hereby confirm that, as of the date on which this letter is signed by you and the Company, neither you nor the Company is a party to any letter of intent or agreement or understanding relating to any merger, sale or other disposition of assets or stock or change of control, relating to you or the Company or its business, assets or securities, which would otherwise prevent or restrict you and the Company from entering in this letter and performing your respective obligations hereunder.

12. Fees and Expenses. Regardless of whether or not the Transaction contemplated in this letter is consummated, each party will be solely responsible for, and will bear, its own costs and expenses, including expenses and fees of legal counsel, accountants, advisors, investment bankers and brokers, incurred at any time in connection with the inspection or investigation of Company, the negotiation of the terms and conditions contained in this letter or to be contained in the Definitive Agreement and the related ancillary agreements and the consummation of the Transaction contemplated hereby.

13. Governing Law. This letter will be governed by and construed in accordance with the laws of the State of Tennessee, notwithstanding any conflict of laws, doctrines or provisions to the contrary.

14. Specific Performance. The parties to this letter recognize that, because of the nature of the subject matter hereof, it would be impractical and extremely difficult to determine actual damages in the event of a breach hereof by any of the parties. Accordingly, if you or the Company on the one hand, or Next, on the other hand, commits a breach, or threatens to commit a breach, of any of the provisions of this letter, as applicable, Next on the one hand, or you and Company, on the other hand, shall have the right to seek and receive a temporary restraining order, injunction or other equitable remedy relating to the prevention or cessation of such breach, including, without limitation, the right to have the provision of this letter specifically enforced by any court having equity jurisdiction, it being mutually acknowledged and agreed that any such breach or threatened breach will cause irreparable injury and that monetary damages will not provide an adequate remedy.

Please indicate your agreement to the terms hereof by having this letter signed in the space provided below and returning a copy to the undersigned.

NEXT, INC.

By:

Accepted and agreed to: this 15th day of September, 2004.

CHOICE INTERNATIONAL, INC.

By: